UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):    December 19, 2005
NACCO INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4017

(Address of Principal Executive Offices)	(Zip Code)
(440) 449-9600

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 19, 2005, NACCO Industries, Inc.’s wholly owned subsidiary, NMHG Holding Co. (the “Company”), amended and restated its Credit Agreement dated May 9, 2002, as amended, with the Lenders, as defined in the Credit Agreement, and Citicorp North America, Inc., as administrative agent for the Lenders. The amended and restated Credit Agreement (the “Agreement”), among other things, increased the amount available under the Agreement’s revolving credit facility from $135 million to $175 million and extended the term of the loan to December 2010.
Item 9.01 Financial Statements and Exhibits.
     As described in Item 1.01 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.
     (c) Exhibits
10.1	Amended and Restated Credit Agreement dated as of December 19, 2005 is entered into among NMHG Holding Co., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., the financial institutions from time to time a party thereto as Lenders, the financial institutions from time to time party thereto as Issuing Bank, Citicorp North America, Inc., in its capacity as administrative agent for the Lenders and the Issuing Bank thereunder and Citigroup Global Markets Inc. as sole lead arranger and sole bookrunner (incorporated herein by reference to Exhibit 10.1 to NMHG Holding Co.’s Current Report on Form 8-K filed on December 21, 2005, Commission File Number 333-89248).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Kenneth C. Schilling

Name: Kenneth C. Schilling Title: Vice President and Controller
Date: December 21, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated as of December 19, 2005 is entered into among NMHG Holding Co., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., the financial institutions from time to time a party thereto as Lenders, the financial institutions from time to time party thereto as Issuing Bank, Citicorp North America, Inc., in its capacity as administrative agent for the Lenders and the Issuing Bank thereunder and Citigroup Global Markets Inc. as sole lead arranger and sole bookrunner (incorporated herein by reference to Exhibit 10.1 to NMHG Holding Co.’s Current Report on Form 8-K filed on December 21, 2005, Commission File Number 333-89248).